Exhibit 99.2
Smith & Wesson Holding Corp.
Moderator: Mike Golden
December 7, 2005 — 5:00pm Eastern
Operator:
Good day, ladies and gentlemen. Thank you for your patience. And welcome to the second quarter 2006 Smith & Wesson Holding Corporation earnings conference call. My name is Bill and I’ll be your conference coordinator today.
[Operator instructions].
I would now turn the presentation over to your host for today’s call, Ms. Liz Sharp, VP of Investor Relations. Please proceed, ma’am.
Liz Sharp:
Thank you, and good afternoon. Before we begin the formal part of our presentation, let me tell you that what we’re about to say, as well as any questions we may answer, could contain predictions, estimates, and other forward-looking statements. Our use of words like project, estimate, forecast and other similar expressions is intended to identify those forward-looking statements. Any forward-looking statements that we might make represent our current judgment on what the future holds. As such, those statements are subject to a variety of risks and uncertainties. Important risk factors and other considerations that could cause our actual results to be materially different are described in our securities filings, including our Forms S-3, 10-K and 10-Q. I encourage you to review those documents. A replay of this call can be found on our website later today at www.smith-wesson.com.

This conference contains time sensitive information that is accurate only as of the time hereof. If any portion of this presentation is rebroadcast, retransmitted or redistributed at a later date, we will not be reviewing or updating the material content here in. Our actual results could differ materially from these statements.
Our speakers on today’s call are Mike Golden, President and CEO, and John Kelly, Chief Financial Officer. With that, I’ll turn you over to Mike.
Mike Golden:
Thank you, Liz, and thank you all for joining us. Let me begin by laying out the agenda for today’s call. First, John will review our financial results, then I will share my thoughts with you regarding our performance this quarter, our strategy and our outlook for the future. Then I will open up the call for questions from our analysts. I will now turn the call over to John for a review of our financial performance. Go ahead John.
John Kelly:
Thank you, Mike.
Net product sales for the three months ended October 31, 2005 of $35.5 million was 22.2% higher than the comparable quarter last year. Firearms sales for the fourth quarter ended October 31, 2005 increased 25.5% over the comparable quarter last year. Net income for the quarter of $692,000, or $.02 per diluted share, was $1.4 million, or $.04 per diluted share lower than the quarter ended October 31, 2004. It should be noted, however, that the quarter ended October 31, 2004 included a total of $4.1 million in one-time insurance refunds and adjustments, which equated to approximately $.06 per diluted share.
The 25.5% increase in firearms sales was led by a 54.3% increase in pistol sales. Sales of our Sigma pistols accounted for the increase, which was led by a $3.0 million dollar order from the U.S. government for the Afghanistan Border Patrol. Domestic demand for the Sigma product line accounted for the balance of the increase. We also saw 393% growth in our engraving business and revolvers continued on a steady growth rate of 14.5%.
Looking at our gross profit for the second quarter of this year compared to last year, it is important to take into account the significant insurance related activity that occurred in the second quarter of last year. As I mentioned earlier, we had $4.1 million in one-time insurance benefits in the second quarter of last year, which drove the gross profit, as a percentage of sales and licensing, to 41.8%. Excluding that insurance impact, gross profit for the quarter ended October 31, 2004 was $8.3 million, or 27.9%. When you compare the 27.9% for the second quarter of last fiscal year, to our gross profit of 29.3% for the second quarter of this fiscal year, you can see the progress we have made in improving profitability.
The $6.5 million dollar increase in net product sales translated into approximately $2.3 million in gross margin. We continue to gain production efficiency. Our labor efficiency was at 80% for the quarter, up from 75% for the second quarter of last year. As a result, we saved approximately $166,000 over the comparable quarter of last year.

Operating expenses for the second quarter of this year increased by $1.2 million, but as a percentage of sales and licensing were actually 1.6 percentage points lower than the second quarter of last year. Sales & marketing expenses increased as planned, due to our sponsorship in NASCAR and marketing programs related to the M&P pistol launch, regarded by many to be the most professional our industry has seen. In June 2005, we announced that we intended to early adopt Statement of Financial Accounting Standards No. 123(R), Share-based Payment using the modified retrospective application method. FAS 123(R) resulted in an additional stock compensation expense of $579,000 for the quarter ended October 31, 2005 compared with $120,000 for the quarter ended October 31, 2004. We also incurred $398,000 in payroll taxes relative to warrants repurchased from two of our original investors. Since the warrants were considered compensation, payroll taxes were required on both the warrants repurchased and warrants exercised by these individuals. The Company also incurred approximately $484,000 in consulting fees relative to the implementation of Sarbanes-Oxley 404 compliance during the second quarter of this year. This compares to zero expense in this category in the comparable quarter of last year.
Net income for the three months ended October 31, 2005 was $692,000, or $.02 per diluted share, compared to $2.1 million, or $.06 per diluted share, for the second quarter of fiscal 2005. Note, however, that the second quarter of last year included one-time insurance benefits, which, on an after tax basis, was approximately $2.1 million, or $.06 per diluted share.
Now let’s look at our six-month results.

Net product sales for the six months ended October 31, 2005, were $67.4 million , a $10.5 million dollar, or 18.5% increase over the first six months of last fiscal year sales of $56.8 million . This increase was driven by a 61.0% increase in pistol sales, continued steady growth in revolvers, and a 500% increase in our engraving business.
Gross profit for the six months ended October 31, 2005 was $20.1 million, a $1.6 million dollar decrease from the first six months of last fiscal year. As mentioned earlier, gross profit for last year included $4.1 million in insurance benefits. Excluding the impact of the insurance, gross profit from operations actually increased by $2.5 million. Utility costs in the first six months of fiscal 2006 increased by $340,000, a 29.4% increase over last year. We expect those costs to continue to rise in the second half of fiscal 2006 and I will discuss that a little more in a moment.
Operating expenses decreased by $587,000 for the first six months of fiscal 2006, compared to the first six months of the previous fiscal year. This decrease was due to the $3.1 million dollar environmental reserve reduction that took place in the first quarter of this fiscal year. Excluding the environmental issue, operating expense increased by $2.4 million year over year. This increase includes our first-year NASCAR promotion expenses, marketing programs related to the M&P pistol launch, consulting fees relative to the implementation of Sarbanes-Oxley 404, and stock option expense relative to FAS 123(R), as well as payroll taxes related to the warrant repurchase and exercise that I mentioned earlier. In addition, we incurred audit fees relative to the restatement of prior periods due to the stock compensation expense issue. Despite these charges, operating expenses, excluding the environmental reserve reduction, grew at a lower rate than sales.
Net income for the six months ended October 31, 2005 was $3.4 million, or $.09 per diluted share compared to $3.6 million, or $.10 per diluted share for the six months ended October 31, 2004.
Net cash outflow for the six months ended October 31, 2005 was $3.6 million, compared to $1.1 million for the six months ended October 31, 2004. Capital expenditures for the six months ended October 31, 2005 were $6.0 million, an increase of $2.1 million over the $3.9 million spent in the first six months of last year. The Company had short-term borrowings of $4.5 million at October 31, 2005.
Now turning to our outlook for the year.
We are raising our sales expectations for the balance of fiscal 2006, and now expect to see net product sales increase by 13 to 15 percent over fiscal 2005, excluding potential additional revenue from new business ventures we may pursue. This increase is expected to come from improved sales penetration of the current sporting goods channel and new sales in law enforcement, fueled by the introduction of the M&P pistol. Federal government and international trade channels are expected to continue to yield higher year over year sales levels. New product introductions, including the M&P pistol series are also expected to bolster sales.
Our estimated gross profit as a percentage of product sales and licensing is expected to increase from 29.1% which was before the impact of the insurance event in fiscal 2005 to approximately 31% in fiscal 2006. Gross profit improvement is slightly less than previously expected because oil and natural gas costs have risen sharply in the past few months as a result of Hurricane Katrina. Utilities local to our factory have indicated that energy costs will likely triple in January and February of 2006 compared to pre-Katrina rates. Although we are investigating alternative electricity providers and implementing conservation programs in an attempt to reduce the impact, we are planning on spending an additional $800,000 on electricity in fiscal 2006.
Operating expenses have trended very well to our projections for the year. As a percentage of sales and licensing, operating expenses, excluding the environmental adjustment in 2006, are expected to increase by 0.5 percent compared to fiscal 2005 levels, on plan. We expect our interest expense in fiscal 2006 to be approximately $1.5 million, substantially lower than fiscal 2005 levels, reflecting our refinancing activities in January 2005.
Net income for fiscal 2006 is still expected to increase to between $6.9 million and $7.5 million, or between $.19 and $.20 per diluted share. Though we have increased our sales expectations, the rising electricity costs will offset the benefit of the increased sales volume. Our expectations include an anticipated compensation expense relative to SFAS 123(R) of $1.9 million, or $.03 per share.
While we are not providing quarterly guidance, we expect that the fourth quarter will be significantly stronger than the third. This is due to the fact that the third quarter will reflect the bulk of our M&P start-up, launch and production ramp-up costs, as well as the brunt of the increased energy costs.
Capital expenditures for the year are still projected at $12.0 million.
I will now turn things back to Mike.
Mike Golden:
Thank you John.
Last quarter I indicated that with our new management team in place, we are focused on three major platforms in our strategy. Those platforms are significantly growing our handgun business, leveraging the brand, and diversification.
Well, during the second quarter, we made tremendous progress on all three fronts. First let me cover the highlights of the quarter, and then I’ll fill in the details. Then I will talk to you about what we have in store for the future.
In the quarter we posted year-over-year sales growth of 22.2% overall and 25.5% in firearms alone, indicating that our sales strategies are delivering results. Our efforts to gain awareness and obtain orders from the U.S. government has paid off, with two new orders for shipment to Afghanistan.

We began shipping our innovative M&P pistol series earlier this week; a move that will help to bolster the strategy, and drive us deeper into military, federal government and law-enforcement markets. Operational efficiencies continue to improve, and we returned to a five-day workweek while maintaining full productivity. We continue to leverage the Smith & Wesson brand by refining and expanding our licensing network. The legislative environment remains favorable, evidenced by Congressional approval of the Protection of Lawful Commerce in Arms Act legislation, which has now been signed into law. And, we have taken a first step to diversification, and will enter a segment of the long gun market with an introduction at the SHOT Show in February 2006.
These are the highpoints; let me give you some details.
On the sales front, our results this past quarter were tremendous, and they were clearly the result of having the right strategy in place, and the right team that is executing that strategy. There were a couple of key pieces in that sales strategy that helped us to deliver those terrific results for the quarter. First, we continued to increase awareness and push hard for business with the federal government. This past quarter we received two additional contracts from the U.S. government for shipment to the Afghanistan military. Those two contracts alone were valued at between four and five million dollars, and they now bring our total major orders from the U.S. government up to three. The most exciting aspect of this is that prior to April of this year, we did virtually no business with the U.S. government. This is a completely new space for us. We are on the radar screen with buyers for the government, we are delivering quality product, and as a result, we are making some great progress. We think our recent launch of the M&P may help us to secure future orders as well, and I’ll talk more about that launch in a minute.
Also on the sales front, we completed an important transition during the second quarter. We moved from a series of independent manufacturer’s reps selling into the sporting goods channel, to a sales force of Smith and Wesson employees. This transition is an important part of our strategy to grow sales in the sporting goods channel. It is based on maintaining a sales organization that dedicates its full time and attention to only Smith & Wesson and Walther products, and it increases the face-time that our people can spend with dealers, educating them and preserving market share, by preserving share of mind. It also allows our sales folks to support various in-store, dealer events, driving awareness of our products and helping support a Smith & Wesson purchase right at the point of sale.
We recently completed our first training session for this sales network up in our Springfield facility, and I got to tell you I was very impressed with the group. These are all people with experience in our industry. Many have come from competitors, and most are working in the sales territories that they have known for years.
We’ll be supporting this sales organization with some exciting new products, beginning with the highly anticipated M&P or Military & Police pistol series, which was launched earlier this week. This series of polymer pistols has been designed specifically to address the law enforcement market. Response on our demos has been tremendous, our marketing program is in full swing, and the factory is now ramping up production. As part of our marketing program, we sent a state-of-the-art DVD to police departments across the country and to all of our sporting goods dealers, so awareness is very high. Our first pistols are being sent to the police departments that helped us with product development, and those that requested test and evaluation units. Next come shipments to distributors who pre-ordered units well in advance of production. As we ramp up to full production, shipments to all distributors will commence. Media coverage continues mount. So far the M&P has received 5 editorial placements and 3 covers in various trade publications, including being featured on the December cover of Guns & Ammo magazine. Also between covers and editorials, we expect another 17 placements in the coming months.
The M&P series, while designed specifically for the law enforcement and military markets, will also find its way quickly into the retail sporting goods distribution chain. It’s an important part of our strategy to grow both new and existing markets for our products.
Improvements in the factory continue. As I mentioned last quarter, we planned to eliminate our seven-day workweek during the third quarter of this fiscal year, based largely on production improvements that have been made throughout the year. We were able to move that schedule up, and I’m happy to report that in November we moved to a five-day workweek in most areas, with absolutely no loss in productivity. This is a great accomplishment on the operations front. In addition to approximately $750,000 in annualized savings, which is half a point of gross margin, it also lets us reduce energy use, reduce overall inventory levels, and accelerate our preventative maintenance programs. Changes like this will go a long way to helping us drive improvements in gross margin as we go forward.

Licensing and leveraging our brand into new categories is an important piece of our plan. We are reviewing current licensing agreements and exploring new licensing opportunities, to ensure that all licensees help build upon the Smith & Wesson name in safety, security, protection, sport and brand loyalty. We made progress, and recently announced two new licensees for Smith & Wesson branded products.
The first of these is a line of gun cleaning products accessories to be manufactured and distributed by Radiator Specialty Products. They make some well-known brands; names you would recognize, like Gunk and Liquid Wrench. And they’ve established strong distribution channels that include major retailers like Wal-Mart. Like Smith & Wesson, Radiator Specialty Products is a primary manufacturer. Because of this, the engineers who worked with our gunsmiths to develop these products, as well as the marketing professionals who built the distribution plan, have provided us with world-class knowledge and expertise. These products will be available through a variety of retail outlets, and fine gun shops, and on the Smith & Wesson website in February 2006.
Last night, we announced that we have also signed an agreement with Sentry Group, the world leader in residential and light commercial, fire resistant and security safes. Sentry will be doing a product launch and plans to be in full production on some exciting new products by mid-year. Sentry Group’s reputation of strength and Smith & Wesson’s reputation for security make a great combination.

Additionally, we are working with Parlay International, which will be conducting a major launch of Smith & Wesson men’s cologne later this month. As it turns out, the fragrance category has historically been an important brand loyalty element in strong licensing programs. Parlay is a very well respected name in the fragrance industry, and produces the Davidoff “Cool Water” cologne you may have seen. Their product quality, packaging and marketing is all top grade, and their products, including the upcoming Smith & Wesson fragrance, are typically available only in upscale retailers. In fact, the launch itself will be a major event held in the former home of Gianni Versace in Florida next weekend.
We will continue to expand and refine our licensing agreements, driving the Smith & Wesson name into new markets, with new demographics. Our goal in the near term is to triple our licensing revenue within three years. Each of the new agreements will be designed to drive our brand deeper into the consumer market place, and will support our definition of safety, security, protection, sport and brand loyalty. Look for more licensing announcements in the near future.
We began efforts earlier this year to improve our legislative and administrative environment by hiring a lobbying firm to represent Smith & Wesson in Washington. These efforts are now panning out in a variety of ways. This has heightened the awareness of Smith & Wesson in Washington, and has laid the groundwork for future business opportunities. We played an important role in helping to push through the Protection of Lawful Commerce in Arms Act which now has been signed into law by President Bush. I was honored to attend the signing ceremony with the President in the White House. That was quite an experience. With that milestone accomplished, we will now turn our attentions to raising awareness in Washington on another issue, a regulation that requires federal approval on all export orders for guns valued at over $1 million. We hope to raise that threshold to a much higher level, allowing us to be more responsive and increasingly competitive in the global markets.
Now before I close, I want to talk a moment about the future. Since my arrival at Smith & Wesson exactly one year ago this month, I have focused on getting the core business growing profitably and on the need for diversification. Many of the accomplishments and opportunities I’ve talked about today are the result of our team’s efforts in these areas. Beyond these, we are exploring new markets and products that have tremendous synergy with the Smith & Wesson brand name and can use our brand value to drive sales. This work has culminated in our decision to move into a segment of the long gun market. I am pleased to announce that we have identified an opportunity, and while I can’t provide you with many details just yet, I can tell you with certainty that we will enter the market with an introduction at SHOT Show in February 2006. Our long-gun market is one that our research indicates is a solid fit for Smith & Wesson. In fact, surveys tell us that many consumers already believe we participate in this market. We clearly have the mind share, and in early 2006 we will have the product to take market share in this category.
This is an exciting time for our company. We are focusing on our strategy of leveraging our brand, growing our sales in new and existing markets, and diversifying our business. I’m pleased with the team we have in place and the progress we have made to date. With that, I’ll open up the call for questions.

Operator:
Thank you very much, sir.
[Operator Instructions].
And our first question comes from the line of Eric Wold of Merriman Curhan & Ford. Please proceed.
Eric Wold:
Very good afternoon guys.
Mike Golden:
Hey, Eric, how are you doing?
John Kelly:
Good afternoon, Eric.
Eric Wold:
Good. Can you give a little more detail where you can on the M&P launch? At what point you go from shipping these test units to shipping to distributors? And what kind of guidance do you give? How much you included of that in the ‘06 numbers?
Mike Golden:
Okay, good question. We are pretty excited about the M&P. In fact, as we talk to people we just continually hear positive feedback on it. But firstly what we want to do is get out to the police department so that they can get through the test and evaluation and process. That’s not like a 60-day process. They are looking for a 1 or 2 or 3 pieces to go through the process. So, that’s our first objective. The way we did this was we went out to dealers — we wanted to make sure that we got a quick disbursement of the product around the country, at the dealer level because then people would see the product and reorder the product versus having it all in one big place. So we went out to dealers with a pre-order form where they could go back to the distributors and pre-order quantities of the M&P. We have around 1,600 dealers around the country that have preordered the product that we have orders through distributors that will be on the next step if you will, as far as getting product out there. So quickly we’ll have a nice disbursement of product so consumers can buy the product, while the police are testing. Distributor orders will begin to fill after we get those 1,600 dealers out, get their orders out through their dealers and distributors would have to put that into their backup stock. So that’s kind of sequence that we see there going. Does that make sense?
Eric Wold:
Yes, it does. Do you have a sense of when that takes place?
Mike Golden:
That’ll start taking place very shortly. I mean, we’re in production now. The T&E units are on their way out. There’s a little over a 100 departments that have already asked us for samples. So we will give them out quickly to them. So in the next couple of weeks, we’ll start to fill these dealers orders. So it’s ready to roll. Now there will be ramp up in production, but we are ready to roll.
Eric Wold:
All right. And can you give us a sense of how large that preorder number is?
Mike Golden:
Its over 6, you are talking of dealers, right?
Eric Wold:
Correct.
Mike Golden:
There are over 1,600 dealers and it’s actually kind of interesting because we believe this may be the first time this has happened in the industry — not sure of that. But since it’s a different experience, for the dealers. But we wouldn’t give them any more then 3 units on the preorder, and we’ve had over 1,600 orders — 1600 dealers come back asking for it to give broad coverage. And we think that’s a good way to do it, because if you don’t go to the dealers first, you may — putting in the distributors and in all good business — the distributors selling many of what they can get upfront to a few retailers, you won’t have a broad disbursement of the product. So, we think we did it a pretty smart way.
Eric Wold:
Okay, should we expect much of the M&P in Q3 or the majority of that really be falling into Q4?
John Kelly:

The significant piece of it will be in Q4. We are ramping up, Eric over the better part of this month, and in January. And additional equipment to complete the ramp up will be on the floor, February 1. So I think you’re going to see a substantial piece of it in Q4.
Eric Wold:
Okay. And then one more set of questions , and I’ll go back in the queue. On the long gun, you mentioned, how much can you save? Can you save this shotgun versus rifle, if you introduced it in February, at what point could we see the product go into production? Is it — obviously February — it is unlikely it’s in this year? At what point can you see revenues from that flow in. And do you have any sense on your range of pricing of products you’re launching margins versus your handguns et cetera.
Mike Golden:
Okay. We, yes, are pretty excited about long guns. Those who have met me, since the day I got here, I felt that’s a category that we should be in. We are intentionally not giving a lot of information out for competitive reason, which I think you can assume or can understand. We will be shipping in this fiscal year, but it will not be significant in this fiscal year as we ramp up. Okay. And we really — we wanted to tell you guys that we are doing it. We said we’re going to do it. We’re doing it. It’s coming in 60 days. But competitors would love to know what we’re doing.
Eric Wold:
Okay. I’ll go ahead and get in the queue. Thanks.
Mike Golden:
Thanks.
John Kelly:
Thanks, Eric.
Operator:
Thank you very much, sir. Ladies and gentlemen, your next question comes from the line of Jack Ripstein of Potrero Capital Research. Please proceed.
Jack Ripstein:
Hi, good afternoon. Can you guys hear me?
Mike Golden:

Hi, Jack, yes.
Jack Ripstein:
Great. Just a quick question on — or a couple of questions around just cash and where you guys are. I mean I know you guys are run pretty lean on cash in the past. Can you kind of walk me through cash flow and expectations? Any need for financing, and then also on the long gun opportunities there, and need for financing to get that done. Is this an acquisition or is it something that we get to see happen vis-à-vis licensing?
John Kelly:
Jack, our cash position right now, as I indicated is about — we’re about — our short-term volume is about 4.5 million. And it is a function of the capital expenditures that we have spent on and relative to the M&P and capacity increases here as the sales line picked up. That’s driving part of it. The other part of it, is we’ve built some inventory. And with the launch — with the military orders from Afghanistan, we’ve been forced to shift some production around. And we have purchased some inventory that we have now put aside so that we can focus on the military contracts and get them done under the timetables. So, we probably got a little extra inventory that we did not anticipate on carrying that will probably burn off over the balance of the year. Our plan is that we still will be able to finance our $12 million by the end of the year. Will all be coming from internal generation. We expect to be out in the banks by the end of the year. We don’t see any need for any capital financing efforts to handle the long gun venture at this time.
Jack Ripstein:
Okay. So basically your lines of credit will get — what is the line of credit, actually I’m thinking about it that’s still available to you?
John Kelly:
We have $22 million credit facility. And about 4 million is tied up with supporting various letters of credit, standby letters of credit. So we have $18 million available to us. Less the 4.5. So it’s about 13.5 million available.
Jack Ripstein:
Okay, so you truly are fine on that front.
John Kelly:
Yes, we’re very comfortable with that.
Jack Ripstein:
Okay, great. Thanks a lot guys.

John Kelly:
Thanks, Jack.
Mike Golden:
Thanks, Jack.
Operator:
Thank you very much, sir. Ladies and gentlemen, your next question comes from the line of Eric Wold. Please proceed, sir.
Eric Wold:
All right, I’m back.
John Kelly:
Long time, no speak.
Eric Wold:
Back on margins little bit. On the change in the margins for this year, excluding the impact of the increased electricity costs, was there any change in margin if that hadn’t happened?
John Kelly:
No, that’s the primary driver. We’re tracking — as I think we’ve mentioned before, we were looking at that we would transition — our plan was to transition in November from the 75, which would start some of the benefit and improvements in margin. And that had has happened as planned. We — the utility thing is what really has hit us hard here. To give you an idea, the rates that are announced — the projected rate is about $76 per megawatt hour, versus $55 last year. We use about 200,000 hours. So we’re looking at utility build going from a $100,000 a month to $350,000 a month. We’re going to work to mitigate that. But that’s just — when you look at it, it is the equivalent of about 2 points a margin. We’ve increased our pricing to try to accommodate — or to offset some of that. And we’ll work on some conservation. But it’s just such a substantial increase, you can’t recover quickly in a 4-month period there.
Eric Wold:
Okay. And then back to follow up on Jack’s question, probably I might have missed your answer to it. But when he was talking about your getting into the long gun segment, can you say at all, to get in there, are you guys acquiring somebody, you’re starting completely on your own with a new product to the manufacturing, or you’re licensing them out to somebody.

Mike Golden:
Well, we’re not licensing them out to somebody, I’ll tell you that. But we’re not going to give more details on our strategy on that at this point, Eric.
Eric Wold:
So, if you’re not licensing it will be a product you will be manufacturing in your facility.
Mike Golden:
It will be a product we will be selling through our organization and we’ll give you more details in February.
Eric Wold:
Okay. And then quickly on licensing. With that growing, trying to get that tripling in that business in the next 3 years, how fast can we see that grow next year over this year? Can you talk — I don’t want see the specifics on the two deals you signed in the past week — but maybe in general, what kind of deals are you looking at putting together in terms of upfront minimum guarantees you guys get and then the percentage of revenues you guys get? And then three, with the tripling of that business over the next 3 years, what would you assume to be the pretax contribution of that revenue kind of on an incremental basis?
Mike Golden:
Well, a couple of things on licensing. As we continued, and we’ve said this to you guys, I think as the way I look at this as we continue to diversify the company and get into, long guns, for example, that opens up a whole arena for us on hunting accessories, for example. So as you see us, what you should think as you see us diversifying a company, that it’s terrific for — what’s the right word — product sales of the company, but it’s also opening doors as far as categories that we can license. The changes that — Bobbie had some cleaning up to do, as you guys know, on some of our licensing agreement that were in place. And we’re really beginning to get traction now with the couple of licensees we just mentioned and others she’s working on. Again, keeping in mind, the arena is safety, security, protection and sport. And brand loyalty. We don’t -— the licensing agreements that we negotiate, they’re confidential agreements, they’re unique by category, so they’re all kind of different, and are confidential. So, one of the things I find interesting though in licensing though that I didn’t know when I joined the company is this program with Parlay. And Parlay is just a terrific professional company. This fragrance category is a terrific entrée from a brand loyalty standpoint. Now fragrance licensees very interestingly are major components of some of the world’s best-known and most licensed brands. And if you do some checking, you’ll see what we were talking about there, which was very — I didn’t realize that. Now it’s a way for consumers to wear loyalty, to wear the brand loyalty in public. The licensee, franchise licensees typically have very meaningful advertising budgets and public relations programs contributing to market presence and penetration of the brands. And so what I didn’t understand, and Bobbie was pretty good at educating me from her past experience is the importance of a contract with a company like Parlay. So we’re starting to see the pieces that we’ve talked about, Bobbie’s been on board for 6 or 7 months now. They’re starting to fall in place, they’re filling in the gaps, to start and make the program as big as we thought it could be.
Eric Wold:
Okay, fair enough. And then the last part of the question is what would you assume to be kind of a pretax margin, kind of going forward on an incremental license, your revenues?
Mike Golden:
We’re really not giving specifics. But think about it for a second, think about licensing — other than Bobbie and a small group that works with her, that’s our cost.
Eric Wold:
Okay. Fair enough.
Mike Golden:
Okay.
Eric Wold:
Thank you.
Operator:
Thanks a lot, sir. Next question is going to come from the line of Amit Dayal of Rodman and Renshaw. Please proceed.
Ed Ching:
Hey guys, it’s actually Ed Ching calling.
Mike Golden:
Hey, Ed, how are you doing?
Ed Ching:
Good. Congratulations on the quarter.
Mike Golden:
Thanks.

Ed Ching:
Couple of — more than one question. First off, the fact that the long guns acquisition, is that kind of possibly affect your timing for other businesses. I know you’re looking at maybe possibly non-lethal weapons as well.
Mike Golden:
Well, you said long gun acquisition, I didn’t say long gun acquisition.
Ed Ching:
All right. What was it?
Mike Golden:
When we’re going to get into long guns business, will that have an affect on our ability to continue to diversify like we talked about? No.
Ed Ching:
Okay. Second, can you give us more color on U.S. Army and the contract coming up, and the timing possibly?
Mike Golden:
You’re talking about the joint combat pistol?
Ed Ching:
Yes.
Mike Golden:
Well, actually I was in Washington on Monday of this week, and spent some time with the Afghan Services committee trying to understand it. It’s — we’re expecting — there’s a lot of confusion right now. Probably the easiest way to say it in Washington on what exactly they’re looking for. You talk to different branches of the military — the idea is that everybody would buy the same pistol or buy a selection of pistols. You know, just 1 or 2 or 3 identified. Problem is they all can’t seem to all agree as to what it is, what it is they want. So without a spec, it makes it very difficult for the industry to be able to respond to that spec. So I don’t think — two things, Ed, I think if you talk to 5 guys in Washington, you get 5 different answers on it, which — but the one thing that’s very clear is that there’s a lot of confusion and we expect to see delays on just what it is they are looking at, so they can kind of sort that out.
Ed Ching:

Okay. And then lastly, there was some legislation in San Francisco recently, that got passed about not allowing handguns to — I forget the exact wording of the law that they just passed. Are you seeing anything like that coming up in any other cities that you’re hanging around?
Mike Golden:
No. In fact that’s being the constitutionality. In fact I read an article that the mayor — I think it was the mayor of San Francisco right after that. He said he fully expected it to be — the bill is not — unconstitutional. So, but no we’re not.
Ed Ching:
Great. Thanks, guys.
Mike Golden:
Okay. Thanks.
Operator:
Thank you very much, sir. Ladies and gentlemen, your next question comes from the line of Mr. Steven Crosby of Proximity Capital. Please proceed.
Steven Crosby:
Hey guys.
Mike Golden:
Hey, Steve. How’re you doing?
John Kelly:
How’re you doing?
Steven Crosby:
Good. How big is the local law enforcement market, and what’s your current market share?
Mike Golden:
The law — you’re talking about the United States?
Steven Crosby:

Yes, the U.S.
Mike Golden:
The United States law enforcement market, we estimate at somewhere around $100 million.
Steven Crosby:
Okay.
Mike Golden:
Annually. And we have about a 10% share.
Steven Crosby:
Okay.
Mike Golden:
Today we believe Glock has about a 60% share.
Steven Crosby:
So how hard is it to just place Glock and some — in some of the bigger places? Like New York or San Francisco?
Mike Golden:
Well, when you have the right product, it’s always hard — at the end of the day, it always hard.
Steven Crosby:
Right. But how — what’s the structure of the Glock product, the Glock contracts?
Mike Golden:
That really is going to vary everywhere we go. But let’s go back to the — we expect that our product is going to be the hero in this thing.
Steven Crosby:
Okay.
Mike Golden:

And we talked to enough cops, and law enforcement officials to know that that’s case — at the end of the day, they want the best products. Recently there’s been a situation — you guys may have read the article in Los Angeles, where they required — the LAPD required 2,000 of their own officers to turn in their Glocks — one of the Glock units for performance and safety issues. So as we launch our M&P, you can bet that we are talking to them about the M&P. In fact, what they replaced them with some Smith & Wesson pistols that they had — that LAPD had in inventory, which is kind of interesting. So we’re coming out with the M&P, which is the safest, most durable, most dependable — you guys have seen the DVD and the articles on it, we believe the pistols in the world. Sales guys are out demonstrating the product. LAPD for example, has just come back and requested T&E samples of the M&P. So it’s a sales process. I mean, I don’t want to make you think that tomorrow morning all of a sudden, police departments around the country are going to be through, cheering, they are having a parade because now the M&P’s available, we’re going to have sell it. But we believe the performance, we believe out stuff. We have an effective sales force and the performance and features of the product more than speak for the advantages. And what we have seen is that as professionals see the products, it doesn’t take them very long to recognize the benefits of our product.
Steven Crosby:
Did you break up your revenues between the government local law enforcement in retail for the last quarter?
Mike Golden:
No, we don’t really do that, do we?
Steven Crosby:
No?
Mike Golden:
No.
Steven Crosby:
Okay. I appreciate it, guys. Thanks.
Mike Golden:
Okay, hey, thanks a lot.
Operator:
Thank you very much, Mr. Crosby. Ladies and gentlemen, your next question comes from the line of Jack Ripstein of Potrero Research. Please proceed.

Jack Ripstein:
Hey, guys, thanks for taking another question. Just one housekeeping, and then one more conceptual one. The first on the housekeeping, just on the guidance. That does not include the reserve, right from the first quarter?
John Kelly:
That includes the reserve, yes.
Jack Ripstein:
It does include it.
John Kelly:
Yes.
Jack Ripstein:
Okay. That year-end, EPS number.
John Kelly:
Yes.
Jack Ripstein:
Okay.
Mike Golden:
We took — when we took guidance up last quarter, and it also includes the effect of 123R.
Jack Ripstein:
Okay. And then in terms of these energy costs, and taking up pricing, somewhat you said, given that you have a new product and not to necessarily the law enforcement channel, but to the retail channel that we had preorders, is it an opportunity there to take up pricing, given that with any new products — and it seems like there’s demand, if you’ve got 1,600 dealers already clamoring for it — that you could theoretically take up the pricing to offset a decent amount of these energy costs.
Mike Golden:

Well, we positioned the — you got a price in the market. I mean, you got to listen to what the market’s saying. You can raise prices and not sell anything. We’re pretty happy on the way we go in the market with the M&P. We’ve already priced it as a premium price to the competition. So we’re going in with a superior product that is — and we’ve built — the fact into it, it’s the best product in the world. So we think we’ve already done that. We’ve also come back and in a regular course of event put a current price increase that will take effect in January 1st on the rest of our product lines. So I think we’re doing, from a pricing standpoint, what is — what makes sense for us, and that the market will bear. And again because we have products like the M&P, as we launch new products in the marketplace, we will get the premium like we will with the M&P, that the product deserves.
Jack Ripstein:
Great, okay.
Mike Golden:
Thanks.
Operator:
Thank you very much sir. And ladies and gentlemen, our next question comes as a follow up from the line of Amit Dayal of Rodman and Renshaw. Please proceed.
Ed Ching:
Hey guys, Ed Ching again. Can you give us a little more —
Mike Golden:
(inaudible) or what?
Ed Ching:
My phone, I’m having phone problems today for some reason.
Mike Golden:
Okay.
Ed Ching:
Could you give me a little bit more color on how you take the M&P and introduce it to a new police department or a law enforcement agency, how the process works. How many guns do you send over? What’s the timing and how they loom at it? What kind of tests they do, and then — and take it from there?

Mike Golden:
Well, it’s in many cases, it’s face to face, where our sales guys go in and they meet with the — every police department’s going to make — have a different selection process. New York guys will be different than LA, will be different than Chicago. But what our guys will do is, go in and talk to the decision makers. They will let them shoot the products. They have specific demonstrations that they go through as police departments, for environment that’s they’re used to having — where they know that the guns are going to go through. They try everything, from they know how to make a gun sale, and they try to make the gun sale, and they know the problems they have with competitive guns, whatever they’re using. But they have a rigorous, fairly rigorous testing program that they will go through to ensure that the product meets their specific needs. We sent over 45,000 DVDs to police departments on the M&P. And if you remember it was included in the American Cop magazine’s premier issue in the September issue, to get the message out there, so we have people come in looking for us. We were at the Police Chiefs Conference in September of this year, which was really the first official showing of the M&P. And I got to tell you, our booth was packed. If you talked to any of the police chiefs that were down there, I don’t know off the top of my head what the count was, but it was the first time I had been at that show, and it was pretty crowded. You heard from a lot of the men, I love this — they weren’t shooting actually — we’re obviously at a trade show. But they loved the features of it, they loved the safety of it, and just a few of the product. So we’ve gotten a pretty good reception to get the roll started. Then we send our sales guys in. And our sales guys have been very well trained in the product. They’ve gone through everything from Armor School to just understanding and developing their sales presentation on the product, understand the features and benefits. So it’s a typical sales process, which it’s a little more action than when I was working at Kohler when we were selling toilets — it’s not quite the demo cycle there, because they are out on the firing line with the officers, and that’s what it is — it’s product performance.
Ed Ching:
Do you guys get into the academies as well, and sort of plant the seed there with the trainees going through the academy or —?
Mike Golden:
Like the (inaudible).
Ed Ching:
NYPD, LAPD, yes.
Mike Golden:
NYPD. I think we do — I’m sure we do. I know we have a pretty good relationship with the guys down there. I don’t know off the top off my head, NYPD, but I know we have a very good relationship with the guys down there. So I’m sure we’re talking to the key decision makers and — to get the product in the people’s hands.
Ed Ching:
Okay, thanks.
Mike Golden:
The other thing that helps us, is because we have so many DVDs out there, and magazines are writing about it, I got to think —I got to think cops — I talked to some cops — the ones I talked to seem to know about the product. There’s an awareness level there, I’m pretty encouraged with. In fact as I’ve bumped into cops, just in different places, not that they are pulling me over on the side of the road or anything, but I de ask them if they do know about it, and they seem — there seems to be a good recognition.
Ed Ching:
Yes, well, I’ve talked to some FBI actually, shooting guys as well, and they sort of liked the gun as well. So they’re pretty happy about it.
Mike Golden:
And they’re aware of the product?
Ed Ching:
Yes, yes. They’re actually quite surprised how good it was compared to — a lot of these guys have actually flowed on the Glock, and now it’s given them a second opinion.
Mike Golden:
You know that Ed, is exactly the kind of response we’re hearing over and over again. Our guys were — Ernest was just at FLETC down in Georgia where the FBI trained. And he had — you can’t just walk in first day and get an order for the whole department. It takes time. People have to use the product and get comfortable with it. And we’re seeing, we’re hearing exactly the response you heard from the FBI guys.
Ed Ching:
Okay. And then the follow-up to that. The handcuffs, how did that do this quarter? I know it was sort of weak at the end of the year. Has it bounced back a little bit?
Mike Golden:

Handcuffs for the first half of the year, I know that — I saw the 6 months number was up double digits. I don’t have the quarter number on handcuffs. John?
John Kelly:
Quarter was relatively flat, Ed.
Ed Ching:
Okay.
John Kelly:
Relatively flat there.
Ed Ching:
Great, thanks guys.
Mike Golden:
Okay, hey. Thanks, Ed.
Operator:
Thank you very much, sir. With our question and answer session for today, I’d like to hand the call back over to Mr. Mike Golden for any closing remarks.
Mike Golden:
Great, thank you, operator. Well, thank you everyone for joining us today. As you can probably tell, we’re pretty excited about the future. I look forward to meeting with you again in the New Year and bringing you up to date on the progress we’re seeing on the M&P, on the long gun front, and our other growth and diversification efforts within the company. Until then, I’d like to wish you all a safe and happy holiday. See you next quarter.
Operator:
Thank you very much, sir. And thank you ladies and gentlemen for your participation in today’s conference. This concludes our presentation. And you may now disconnect. Have a good day.